Exhibit 99.01

IMMERSION REACHES GLOBAL SETTLEMENT WITH APPLE

SAN JOSE, Calif., January 29, 2018—Immersion Corporation (Nasdaq: IMMR), the leading developer and licensor of touch feedback technology, today announced that the Company has entered into settlement and license agreements with Apple, the terms of which are confidential.

About Immersion Corporation

Immersion is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 2,600 issued or pending patents, Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries.

(IMMR – C)

Contacts

Immersion Corporation

Nancy Erba, Chief Financial Officer

408-350-8850

nerba@immersion.com

The Blueshirt Group

Jennifer Jarman

+1 415.217.5866

jennifer@blueshirtgroup.com